UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015
(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, no par value	MDLZ	The Nasdaq Global Select Market
2.375% Notes due 2021	MDLZ21	The Nasdaq Stock Market LLC
1.000% Notes due 2022	MDLZ22	The Nasdaq Stock Market LLC
1.625% Notes due 2023	MDLZ23	The Nasdaq Stock Market LLC
1.625% Notes due 2027	MDLZ27	The Nasdaq Stock Market LLC
2.375% Notes due 2035	MDLZ35	The Nasdaq Stock Market LLC
4.500% Notes due 2035	MDLZ35A	The Nasdaq Stock Market LLC
3.875% Notes due 2045	MDLZ45	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Recent Business Divestiture

Mondelēz International, Inc. and subsidiaries (collectively, “we,” “our” or “Mondelēz International”) are furnishing this current report to provide supplemental financial information regarding the effect of a recent business divestiture on our non-GAAP financial measures.

On May 28, 2019, we completed the sale of our Kraft-branded cheese business in the Middle East and Africa, within our Asia, Middle East & Africa (“AMEA”) segment, to Arla Foods of Denmark.

As a result of this divestiture, and consistent with the definitions of our non-GAAP financial measures, we will remove the results of this operation from our non-GAAP financial results going forward and for all historical periods presented. Our U.S. GAAP results will not change and will continue to include the results of the divested operations through the divestiture closing date noted above. See the summary chart below and Exhibit 99.1 for the revised unaudited non-GAAP financial information for the first quarter of 2019, all quarters of 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016.

Mondelēz International, Inc. and Subsidiaries

Revised Non-GAAP Financial Measures due to Business Divestiture

(percentages, except per share data)

(Unaudited)

	2017 FY	2018 FY	2018				2019
			Q1	Q2	Q3	Q4	Q1
Reported (GAAP)
Net revenues growth	(0.1)%	0.2%	5.5%	2.1%	(3.7)%	(2.8)%	(3.4)%
Gross profit %	38.7%	39.9%	42.1%	41.6%	38.4%	37.6%	39.7%
Operating income margin	13.4%	12.8%	18.1%	7.9%	11.7%	12.8%	15.8%
Diluted earnings per share attributable to Mondelēz International	$1.85	$2.28	$0.70	$0.21	$0.81	$0.56	$0.63

Adjusted (non-GAAP)
Organic Net revenue Growth	0.9%	2.4%	2.4%	3.5%	1.2%	2.5%	3.7%
Adjusted Gross Profit %	39.7%	40.1%	39.4%	40.4%	40.6%	40.0%	39.7%
Adjusted Operating Income margin	16.1%	16.7%	16.7%	16.7%	17.1%	16.2%	16.7%
Adjusted EPS	$2.14	$2.43	$0.63	$0.55	$0.62	$0.63	$0.65

Revised Adjusted (non-GAAP)
Organic Net Revenue Growth	1.0%	2.4%	2.5%	3.5%	1.2%	2.5%	3.7%
Adjusted Gross Profit %	39.8%	40.2%	39.5%	40.6%	40.7%	40.1%	39.8%
Adjusted Operating Income margin	16.0%	16.7%	16.7%	16.7%	17.1%	16.2%	16.8%
Adjusted EPS	$2.12	$2.42	$0.62	$0.55	$0.62	$0.63	$0.65

Non-GAAP Financial Measures

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results, and provide additional insight and transparency on how we evaluate our business. We use non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We have detailed below the non-GAAP adjustments that we make in our non-GAAP definitions. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures.

The definitions of our non-GAAP financial measures did not change as a result of this divestiture. For all periods presented in this Form 8-K, our non-GAAP financial measures are defined below and reflect how we evaluate our current and prior-year operating results. These definitions can also be found within our historically reported Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the periods presented. As new events or circumstances arise, this definition could change over time. When our definitions change, we provide the updated definitions and present the related non-GAAP historical results on a comparable basis (1).

Organic Net Revenue – defined as net revenues excluding the impacts of acquisitions, divestitures (2) and currency rate fluctuations (3). We believe that Organic Net Revenue reflects the underlying growth from the ongoing activities of our business and provides improved comparability of results. We also evaluate Organic Net Revenue growth from emerging and developed markets.

Adjusted Gross Profit – defined as gross profit excluding the Simplify to Grow Program (4); acquisition integration costs; the operating results of divestitures (2); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (5); and incremental expenses related to the 2017 malware incident. We also present “Adjusted Gross Profit margin,” which is subject to the same adjustments as Adjusted Gross Profit. We believe that Adjusted Gross Profit and Adjusted Gross Profit margin provide improved comparability of underlying operating results. We also evaluate growth in Adjusted Gross Profit on a constant currency basis (3).

Adjusted Operating Income and Adjusted Segment Operating Income – defined as operating income (or segment operating income) excluding the impacts of the items listed in the Adjusted Gross Profit definition as well as gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (2) or acquisition gains or losses and related divestiture, acquisition and integration costs; remeasurement of net monetary position (6); impacts from the resolution of tax matters (7); CEO transition remuneration (8); and impact from pension participation changes (9). We also present “Adjusted Operating Income margin” and “Adjusted Segment Operating Income margin,” which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. We believe that Adjusted Operating Income, Adjusted Segment Operating Income, Adjusted Operating Income margin and Adjusted Segment Operating Income margin provide improved comparability of underlying operating results. We also evaluate growth in Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis (3).

Adjusted EPS – defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of the items listed in the Adjusted Operating Income definition as well as losses on debt extinguishment and related expenses; gain on equity method investment transactions; net earnings from divestitures (2); gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; and U.S. tax reform discrete impacts (10). Similarly, within Adjusted EPS, our equity method investment net earnings exclude our proportionate share of our investees’ unusual or infrequent items (11). The tax impact of each of the items excluded from our GAAP results was computed based on the facts and tax assumptions associated with each item and such impacts have also been excluded from Adjusted EPS. We believe that Adjusted EPS provides improved comparability of underlying operating results. We also evaluate growth in our Adjusted EPS on a constant currency basis (3).

(1)	When items no longer impact our current or future presentation of non-GAAP operating results, we remove these items from our non-GAAP definitions.

(2)

Divestitures include completed sales of businesses and exits of major product lines upon completion of a sale or licensing agreement. Refer to Note 2, Divestitures and Acquisitions, in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 for more information on divestitures and acquisitions impacting the comparability of our results.

(3)

Constant currency operating results are calculated by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate has not changed from comparable prior-year period.

(4)

Non-GAAP adjustments related to the Simplify to Grow Program reflect costs incurred that relate to the objectives of our program to transform our supply chain network and organizational structure. Costs that do not meet the program objectives are not reflected in the non-GAAP adjustments.

(5)

During the third quarter of 2016, we began to exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from our non-GAAP earnings measures until such time that the related exposures impact our operating results. Since we purchase commodity and forecasted currency contracts to mitigate price volatility primarily for inventory requirements in future periods, we made this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of our underlying operating performance across periods. We also discontinued designating commodity and forecasted currency transaction derivatives for hedge accounting treatment. To facilitate comparisons of our underlying operating results, we have recast all historical non-GAAP earnings measures to exclude the mark-to-market impacts.

(6)

During the third quarter of 2018, as we began to apply highly inflationary accounting for Argentina (refer to Note 1, Basis of Presentation, in our Annual Report on Form 10-K for the year ended December 31, 2018), we excluded the remeasurement gains or losses related to remeasuring net monetary assets or liabilities in Argentina during the period to be consistent with our prior accounting for these remeasurement gains/losses for Venezuela when it was subject to highly inflationary accounting prior to 2016.

(7)	Refer to Note 13, Commitments and Contingencies – Tax Matters, in our Annual Report on Form 10-K for the year ended December 31, 2018 for additional information.

(8)

On November 20, 2017, Dirk Van de Put succeeded Irene Rosenfeld as CEO of Mondelēz International in advance of her retirement at the end of March 2018. In order to incent Mr. Van de Put to join us, we provided him compensation with a total combined target value of $42.5 million to make him whole for incentive awards he forfeited or grants that were not made to him when he left his former employer. The compensation we granted took the form of cash, deferred stock units, performance share units and stock options. In connection with Irene Rosenfeld’s retirement, we made her outstanding grants of performance share units for the 2016-2018 and 2017-2019 performance cycles eligible for continued vesting and approved a $0.5 million salary for her service as Chairman from January through March 2018. We refer to these elements of Mr. Van de Put’s and Ms. Rosenfeld’s compensation arrangements together as “CEO transition remuneration.” We are excluding amounts we expense as CEO transition remuneration from our non-GAAP results because those amounts are not part of our regular compensation program and are incremental to amounts we would have incurred as ongoing CEO compensation. As a result, in 2017, we excluded amounts expensed for the cash payment to Mr. Van de Put and partial vesting of his equity grants. In 2018, we excluded amounts paid for Ms. Rosenfeld’s service as Chairman and partial vesting of Mr. Van de Put’s and Ms. Rosenfeld’s equity grants. In 2019, we excluded amounts related to the partial vesting of Mr. Van de Put’s equity grants.

(9)

The impact from pension participation changes represents the charges incurred when employee groups are withdrawn from multiemployer pension plans and other changes in employee group pension plan participation. We exclude these charges from our non-GAAP results because those amounts do not reflect our ongoing pension obligations. See Note 11, Benefit Plans, in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 for more information on the multiemployer pension plan withdrawal.

(10)

On December 22, 2017, the United States enacted tax reform legislation that included a broad range of business tax provisions. We exclude the discrete U.S. tax reform impacts from our Adjusted EPS as they do not reflect our ongoing tax obligations under U.S. tax reform. Refer to our Annual Report on Form 10-K for the year ended December 31, 2018 for more information.

(11)

We have excluded our proportionate share of our equity method investees’ unusual or infrequent items such as acquisition and divestiture related costs, restructuring program costs and discrete U.S. tax reform impacts, in order to provide investors with a comparable view of our performance across periods. Although we have shareholder rights and board representation commensurate with our ownership interests in our equity method investees and review the underlying operating results and unusual or infrequent items with them each reporting period, we do not have direct control over their operations or resulting revenue and expenses. Our use of equity method investment net earnings on an adjusted basis is not intended to imply that we have any such control. Our GAAP “diluted EPS attributable to Mondelēz International from continuing operations” includes all of the investees’ unusual and infrequent items.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, helps provide a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Because non-GAAP financial measures vary among companies, the non-GAAP financial measures presented in this report may not be comparable to similarly titled measures used by other companies. Our use of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for any U.S. GAAP financial measure. A limitation of the non-GAAP financial measures is they do not include all items of income and expense that affect us and have an impact on our U.S. GAAP reported results. The best way this limitation can be addressed is by evaluating our non-GAAP financial measures in combination with our U.S. GAAP reported results and carefully evaluating the reconciliations of U.S. GAAP reported figures to the non-GAAP financial measures.

Financial Schedules

Exhibit 99.1 to this Form 8-K contains financial schedules that provide the reconciliations for our non-GAAP financial measures before and after the adjustments made for this business divestiture for the first quarter of 2019, all quarters of 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016.

Item 9.01.	Financial Statements and Exhibits.

(a)	The following exhibit is being furnished with this Current Report on Form 8-K.

99.1	Financial schedules – Unaudited Non-GAAP Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Luca Zaramella
Name:	Luca Zaramella
Title:	Executive Vice President and
Chief Financial Officer

Date: July 11, 2019